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                                                                     EXHIBIT 1.1


                                 SCANSOFT, INC.

                                  Common Stock
                               ($0.001 par value)

                             UNDERWRITING AGREEMENT

                                                               December __, 2002


Thomas Weisel Partners LLC
Adams, Harkness & Hill, Inc.
Investec Inc.

c/o Thomas Weisel Partners LLC
Pacific Telesis Tower
One Montgomery Street
San Francisco, California 94104

Ladies and Gentlemen:

      ScanSoft, Inc., a Delaware corporation (the "Company"), proposes to issue and sell, and the selling stockholders listed in Schedule B hereto (the "Selling Stockholders") each propose to sell, severally and not jointly, the respective number of shares (the "Firm Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), set forth in Schedule B hereto to Thomas Weisel Partners LLC, Adams, Harkness & Hill, Inc. and Investec Inc. (collectively, the "Underwriters"), for whom Thomas Weisel Partners LLC is acting as representative (in such capacity, the "Representative"), and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and the Selling Stockholders the respective number of Firm Shares set forth in Schedule A hereto. The Company also agrees to issue and sell to the Underwriters, severally and not jointly, not more than an additional 1,050,000 shares of Common Stock (the "Additional Shares"), and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the respective number of Additional Shares set forth opposite its name in Schedule A hereto, if and to the extent that the Underwriters shall have determined to exercise their right to purchase some or all of the Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter called, collectively, the "Shares".

      Lernout & Hauspie Speech Products N.V., a corporation organized and existing under the laws of the Kingdom of Belgium ("L&H"), as a Selling Stockholder, wishes to sell the Firm Shares held by the L&H to the Underwriters, and the Underwriters wish to purchase such Firm Shares from L&H, pursuant to the Order, dated August 16, 2002, of the United States Bankruptcy Court for the District of Delaware approving the terms of the Agreement among L&H, L&H Holdings USA, Inc. ("Holdings") and the Company regarding Re-Purchase and
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Registration of Common Stock of the Company (the "L&H Approval Order").
Holdings, a Delaware corporation that is a wholly-owned subsidiary of L&H, as a Selling Stockholder, wishes to sell the Firm Shares held by Holdings to the Underwriters, and the Underwriters wish to purchase such Firm Shares from Holdings, pursuant to the Order, dated August 13, 2002, of the United States Bankruptcy Court for the District of Delaware Confirming the First Amended Plan of Liquidation of Holdings (the "Holdings Approval Order" and, together with the L&H Approval Order, the "Approval Orders").

      1. (a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

            (i) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a related prospectus, and such amendments thereto as required, on Form S-1 (file number 333-100647), which has become effective, for the registration under the Securities Act of 1933, as amended (the "Act") of the Shares. Such registration statement, as amended as of the time it became effective (including the Rule 430A Information, as defined below), complies in all other material respects with the Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations"), including, without limitation, Regulation S-K. Such registration statement, including the exhibits thereto, as amended as of the time it became effective (including the Rule 430A Information), is hereinafter called the "Registration Statement". Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the 1933 Act Regulations and paragraph
(b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information". Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus". The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Firm Shares is herein called the "Final Prospectus". At or prior to the related Closing Date (as defined below), the Firm Shares and any Additional Shares will be duly approved for quotation in the Nasdaq National Market upon official notice of issuance.

            (ii) Each preliminary prospectus and the Final Prospectus filed by electronic transmission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") (except as may be permitted by Regulation S-T under the Act), is or will be, as the case may be, substantively identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. As of the date hereof, when the Final Prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 434 of the regulations under the Act and on the Firm Commitment Closing Date, the Registration Statement and the Final Prospectus complied or will comply, as the case may be, in all material respects with the applicable provisions of the Act and the 1933 Act Regulations. As of the date hereof, when the Final Prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 434 of the regulations under the Act and on the Firm Commitment Closing Date, the Registration Statement does not and will not contain an untrue statement of a material fact and does not and

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will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date hereof, when the Final Prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 434 of the regulations under the Act and on the Firm Commitment Closing Date, the Final Prospectus does not and will not contain an untrue statement of a material fact and does not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Final Prospectus or, to the knowledge of the Company, instituted proceedings for that purpose.

            (iii) As of the date of this Agreement, the Company has, and on each Closing Date will have, an authorized capitalization not materially different from that which is set forth in the Registration Statement and the Final Prospectus; all of the issued and outstanding shares of capital stock of the Company, including the Common Stock, have been duly and validly authorized and issued and are fully paid and non-assessable, have been issued in compliance with all applicable laws (including, but not limited to, federal and state securities laws) and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right.

            (iv) The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as conducted and as proposed to be conducted as described in the Registration Statement and the Final Prospectus.

            (v) The Company is duly qualified or registered to do business as a foreign corporation in good standing in each jurisdiction in which it conducts business and in which it proposes to conduct business as described in the Registration Statement and the Final Prospectus, except (i) where the ownership or leasing of its properties and the conduct of its business does not require such qualification or (ii) where the failure to so qualify, individually or in the aggregate, would not have a Material Adverse Effect (as defined below).

            (vi) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business; except as otherwise disclosed in the Registration Statement and the Final Prospectus, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such

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Subsidiary. The only subsidiaries of the Company are (a) the subsidiaries listed on Schedule D hereto and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X.

            (vii) Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and all amendments thereto have been included in the Registration Statement, and no changes therein will be made during the term of this Agreement.

            (viii) Except as disclosed in the Registration Statement and the Final Prospectus, the Company is in compliance in all material respects with all applicable laws, orders, rules, regulations, directives, decrees and judgments.

            (ix) Except as disclosed in the Registration Statement and the Final Prospectus, the Company is not in breach of, or in default (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default) (i) under its certificate of incorporation or by-laws or (ii) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound which would produce any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the business, prospects, properties, assets, the results of operations, condition (financial or otherwise) or operations of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect").

            (x) The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would result in any breach of, or constitute a default under) (i) any provision of the certificate of incorporation or by-laws of the Company,
(ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected which would result in a Material Adverse Effect or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

            (xi) The Company has full legal right, power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.



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            (xii) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus.

            (xiii) The offer of the Shares being issued and sold by the Company by the Underwriters as contemplated hereby and the issuance and sale of the Shares being issued and sold by the Company by the Company have been duly authorized by the Company; when issued and delivered against payment therefor as provided in this Agreement, the Shares being issued and sold by the Company will be validly issued, fully paid and non-assessable; the Firm Shares being sold by the Selling Stockholders have been validly issued and are fully paid and non-assessable; except as disclosed in the Registration Statement and the Final Prospectus, the issuance of the Shares being issued and sold by the Company hereunder will not be subject to any preemptive or similar rights of any securityholder of the Company, no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement and no person or entity has preemptive rights, co-sale rights, rights of first refusal or other rights to purchase any of the Shares other than those that have been expressly waived before the date hereof.

            (xiv) Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person or entity granting such person or entity the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any securities or shares of capital stock of the Company upon the issue and sale of the Shares contemplated by this Agreement, or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

            (xv) Schedule C hereto contains a true, complete and correct list of all persons and entities subject to lock-up agreements, each of whom has executed and delivered to the Underwriters a lock-up agreement substantially in the applicable form set forth in Exhibit D hereto.

            (xvi) The form of certificates evidencing the Shares (to the extent such Shares are certificated) complies with all applicable legal requirements and with all applicable requirements of the certificate of incorporation and by-laws of the Company and the requirements of the National Association of Securities Dealers, Inc. (the "NASD").

            (xvii) All of the information provided by the Company to the Underwriters or to counsel for the Underwriters in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct in all material respects, and there is a "bona fide independent market", as defined in
Section 2720(a)(3) of the NASD Conduct Rules, for the Shares.

            (xviii) No approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with (i) the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby or (ii) the sale and delivery of the Shares being sold by the Company hereunder, other than (x) such as have

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been obtained, or will have been obtained as of the Firm Commitment Closing
Date, under the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (y) such approvals as have been obtained in connection with the approval of the listing of the Shares on the Nasdaq National Market System and
(z) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters.

            (xix) PricewaterhouseCoopers LLP ("PWC"), whose reports on the financial statements of the Company are filed with the Commission and are included in the Registration Statement and the Final Prospectus, are and were, during the periods covered by such reports, independent public accountants as required by the Act and the 1933 Act Regulations.

            (xx) The Company has all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, permits, authorizations, consents and approvals from other persons, in order to conduct its business as set forth in the Registration Statement; the Company is not in violation of or in default under, and the Company has not received any notice regarding a possible violation, default or revocation of, any such license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company.

            (xxi) All legal or governmental proceedings, contracts, leases and documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

            (xxii) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its officers or directors (in their capacity as officers or directors, as the case may be) is a party or of which any of the Company's properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, which, if determined adversely to the Company, could result in a judgment, decree or order or prevent consummation of the transactions contemplated hereby, and the Company has not been informed of any other material pending legal or governmental proceeding to which any of its officers or directors is otherwise subject.

            (xxiii) Except as described in the Final Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any of its predecessors in interest has stored, disposed, generated, manufactured, spilled, discharged, refined, transported, handled or treated any toxic waste, hazardous waste or hazardous substance at, upon or from any of the property now or previously owned or leased or under contract for purchase by the Company in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit; and the terms "hazardous waste," "toxic waste" and "hazardous substance" shall have the meaning specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.



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            (xxiv) The financial statements of the Company included in the
Registration Statement and the Final Prospectus present fairly in all material respects the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in the Registration Statement and the Final Prospectus fairly present in all material respects the information required to be shown therein; all requirements of Form S-1 and the 1933 Act Regulations with respect to financial statements and schedules to be included in the Registration Statement and the Final Prospectus are satisfied in all material respects; the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Final Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines for pro forma financial statements, have been properly compiled on the pro forma bases set forth therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to reflect the transaction or circumstances referred to therein.

            (xxv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has not been
(i) any development, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect, (ii) any material loss or interference with the business of the Company from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (iii) any transaction which is material to the Company, planned or entered into by the Company, (iv) any obligation, direct or contingent, which is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (v) any change in the capital stock or outstanding indebtedness of the Company[, other than pursuant to the exercise or conversion of exchangeable securities or the granting of stock options, all to the extent and as set forth in the Registration Statement and the Final Prospectus] or (vi) any purchase by the Company of its outstanding capital stock or any dividend or distribution of any kind declared, paid or made on the capital stock of the Company. The Company does not have any material contingent obligation which is not disclosed in the Registration Statement.

            (xxvi) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

            (xxvii) Except as disclosed in the Registration Statement and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company,
(ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.



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            (xxviii) The Company and each of its officers, directors and controlling persons has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or is otherwise proscribed by Regulation M promulgated by the Commission.

            (xxix) The Company (i) is not required to register as a "broker" or "dealer" in accordance with the provisions of the Exchange Act or the 1934 Regulations and (ii) directly, or indirectly through one or more intermediaries, does not control any member firm of the NASD.

            (xxx) The Company has not relied upon any of the Underwriters or legal counsel to the Underwriters for any legal, tax or accounting advice in connection with the offering and sale of the Shares.

            (xxxi) All agreements between the Company and third parties filed as exhibits to the Registration Statement or referenced in the Final Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity.

            (xxxii) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required by the Act to be described in the Registration Statement and the Final Prospectus that is not so described.

            (xxxiii) The Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Final Prospectus or such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Final Prospectus or such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

            (xxxiv) The Company has ownership or license or legal right to use all material patent, copyright, trade secret and trademark rights and technology necessary to the conduct of the business of the Company as now conducted (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources.

            (xxxv) All material licenses or other material agreements under which (i) the Company has been granted rights in Intellectual Property or (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and there is no material default by the Company or, to the Company's knowledge, any other party thereto.



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            (xxxvi) Except as disclosed in the Registration Statement and the
Final Prospectus, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or is pending or, to the knowledge of the Company, is threatened to be filed. Except as disclosed in the Registration Statement and the Final Prospectus, the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to Intellectual Property other than any infringement or conflict that would not be reasonably expected to result in a Material Adverse Effect. The Company has not received written notice from any third party alleging that the activities of the Company or of any of its employees on behalf of the Company violate any agreements or arrangements, if any, which any such employees have with other persons and which are known to the Company.

            (xxxvii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Board of Directors of the Company maintains an audit committee that meets the listing standards imposed by the Nasdaq National Market for companies whose stock is approved for quotation in that market and the members of which are independent of the Company as required by such listing standards. The audit committee meets regularly and has reviewed with management and PWC, as appropriate, all financial statements filed with the Commission from January 1, 1999 to the present.

            (xxxviii) The Company has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted; all tax liabilities are adequately provided for on the books of the Company.

            (xxxix) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (xl) In connection with this offering, the Company has not offered and will not offer shares of its Common Stock or any other securities convertible into or exchangeable or exercisable for shares of Common Stock in a manner in violation of the Act; the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Shares, other than the Final Prospectus, the Registration Statement and other materials permitted by the Act.



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      (b) Representations and Warranties by the Selling Stockholders. Each
Selling Stockholder severally represents and warrants to each Underwriter as of the date hereof and agrees with each Underwriter, as follows:

            (i) Such Selling Stockholder has the full right, power and authority to enter into this Agreement and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Firm Shares to be sold by such Selling Stockholder hereunder. The execution and delivery of this Agreement and the Custody Agreement and the sale and delivery of the Firm Shares to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and compliance by such Selling Stockholder with its obligations hereunder have been duly authorized by such Selling Stockholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Firm Shares to be sold by such Selling Stockholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Stockholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, including specifically any Bankruptcy Court, having jurisdiction over such Selling Stockholder or any of its properties.

            (ii) Upon delivery of the Firm Shares and payment of the purchase price therefor as herein contemplated, assuming the Underwriters have no notice of any adverse claim, the Underwriters will receive good and marketable title to the Firm Shares purchased by them from such Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

            (iii) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to the Underwriters the Custody Agreement with ____________, as custodian (the "Custodian"); and the Custodian is authorized to deliver the Firm Shares to be sold by such Selling Stockholder hereunder and to accept payment therefor.

            (iv) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (v) With the exception of the orders of the applicable Bankruptcy Courts, which have been obtained, no filing with, or authorization, approval, consent, vote, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, or any creditor of such Selling Stockholder or, if applicable, any of its subsidiaries, or any stockholder, partner, member or securityholder of or holder of an equity interest in such Selling Stockholder or, if applicable, any of its subsidiaries, is necessary or required for the execution or delivery by such Selling Stockholder of, or the performance by such Selling Stockholder of its obligations under, this Agreement or the Custody Agreement for the sale and delivery by such Selling Stockholder of the Firm Shares to be sold by it under this

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Agreement or for the consummation by such Selling Stockholder of the other transactions contemplated by this Agreement or the Custody Agreement, except such as may be required under the Act or the 1933 Act Regulations or the 1934 Act or the 1934 Act Regulations or state securities laws.

            (vi) Certificates for all of the Firm Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Firm Shares to the Underwriters pursuant to this Agreement and the Custody Agreement.

            (vii) Neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

            (viii) Such Selling Stockholder and its obligations under this Agreement and under the Custody Agreement are subject to civil and commercial law and to suit and neither such Selling Stockholder nor any of its properties, assets or revenues has any right of immunity from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counter-claim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any jurisdiction, with respect to his or her obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the Custody Agreement, and to the extent that such Selling Stockholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any jurisdiction in which proceedings may at any time be commenced, such Selling Stockholder has effectively waived such right and consented to such relief and enforcement pursuant to Section 16 of this Agreement.

            (ix) Such Selling Stockholder has not granted with respect to the Firm Shares to be sold by such Selling Stockholder under this Agreement, and the Firm Shares to be sold by such Selling Stockholder under this Agreement are not subject to, any option, warrant, put, call, right of first refusal or other right to acquire or purchase any such Firm Shares other than pursuant to this Agreement, except as may be required under Section 409(h) of the Internal Revenue Code of 1986, as amended (the "Code").

            (x) Such Selling Stockholder has not granted and has no preemptive right, right of first refusal or other similar right to purchase any of the Firm Shares that are to be sold by the Company pursuant to this Agreement; and such Selling Stockholder does not own or hold any Common Stock or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock or have any right or arrangement to acquire any capital stock, rights, warrants, options or other securities of the Company.

      (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel to the

Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to the Underwriters or to counsel to the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

      2.    Purchase and Sale.

            (a) The Company and the Selling Stockholders each hereby agrees, severally and not jointly, to sell to the Underwriters, and the Underwriters, upon the basis of the representations, warranties and covenants contained in this Agreement and subject to its terms and conditions, agree, severally and not jointly, to purchase, the Shares from the Company and the Selling Stockholders at $____ per share (the "Purchase Price").

            (b) Upon the basis of the representations, warranties and covenants contained in this Agreement and subject to its terms and conditions, the Company hereby agrees to issue and sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase up to the respective number of Additional Shares set forth in Schedule A hereto, at the Purchase Price. If the Underwriters elect to exercise such option, it shall so notify the Company in writing not later than thirty days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriter and the date on which such Additional Shares are to be purchased. Such date may be the same as the Firm Commitment Closing Date but not earlier than the Firm Commitment Closing Date nor later than ten Business Days (as defined below) after the date of such notice. The Additional Shares may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.

            (c) The Company and the Selling Stockholders are advised by the Underwriters that the Underwriters propose to make a public offering of the Shares as soon after this Agreement has been executed as in the Underwriters' judgment is advisable. The Company and the Selling Stockholders are further advised by the Underwriters that the Shares are to be offered to the public initially at $______ per share (the "Public Offering Price") and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $______ per share less than the Public Offering Price and that such dealers may allow a concession, not in excess of $_____ per share less than the Public Offering Price, to certain other dealers.

            (d) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 180 days after the Firm Commitment Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) the Shares to be sold hereunder,

(ii) the issuance by the Company of shares of Common Stock upon the exercise of warrants or the conversion of a security which are outstanding on the date hereof and are described in the Registration Statement, (iii) the award of warrants under the Company's stock plans in the ordinary course of business consistent with past practices that, solely with respect to individuals listed in Schedule C hereto, are not exercisable within 180 days after the Firm Commitment Closing Date or (iv) the Company's issuance of shares of Common Stock in connection with the acquisition by the Company of another company or entity or any other strategic partnership or other joint venture, provided that the terms of such issuance contractually prohibit the resale or other disposition of such shares of Common Stock within [180] days after the Firm Commitment Closing Date.

      3.    Delivery and Payment.

            (a) Payment of the Purchase Price for the Shares offered and sold pursuant to this Agreement shall be made to the Company and each Selling Stockholder, respectively, by Federal Funds wire transfer of immediately available funds to bank accounts designated by the Company and each Selling Stockholder, against delivery of the certificates for the Shares to the Underwriters through the facilities of the Depository Trust Company ("DTC") for the account of each Underwriter. Such payment and delivery shall be made at 10:00 a.m., New York City time, on _______ __, 2002 or at such other time on the same or such other date (so long as such other date is a Business Day), in any event not later than _______ __, 2002, as shall be designated in writing by the Representative. The time and date of such payment and delivery of the Firm Shares is herein referred to as the "Firm Commitment Closing Date".

            (b) Payment of the Purchase Price for any Additional Shares offered and sold pursuant to this Agreement shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for such Additional Shares to the Underwriters through the facilities of DTC for the account of the Underwriters. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2(b) or at such other time on the same or on such other date (so long as such other date is a Business Day), in any event not later than _______ __, 2002, as shall be designated in writing by the Representative. The time and date of such payment and delivery of any Additional Shares is herein referred to as the "Option Closing Date" and the Firm Commitment Closing Date and the Option Closing Date are each herein referred to as a "Closing Date".

            (c) Certificates for the Firm Shares and the Additional Shares, if any, shall be delivered to the Underwriters in definitive form in such names and in such denominations as the Representative shall specify no later than the second Business Day preceding the respective Closing Date. For the purpose of expediting the checking of the certificates for the Shares by the Underwriters, the Company and each Selling Stockholder agrees to make such certificates available to the Representative for such purpose at least one full Business Day preceding the respective Closing Date. As used herein, "Business Day" means any day other than a Saturday or Sunday or any other day on which banking institutions in New York, New York are required or permitted by law or executive order to be closed.

      4.    Agreements. The Company agrees with the Underwriters that:

            (a) Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Final Prospectus unless the Company has furnished the Underwriters a copy for the Underwriters' review not fewer than two Business Days prior to the intended date of filing and will not file any such proposed amendment or supplement to which the Underwriters reasonably object. Subject to the foregoing sentence, the Company will cause each Final Prospectus to be filed with the Commission pursuant to Rule 424 or Rule 434 via EDGAR. The Company will advise the Underwriters promptly (i) when each Final Prospectus shall have been filed with the Commission pursuant to Rule 424 or Rule 434, (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective,
(iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to any Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the approval of the Shares for quotation in the Nasdaq National Market or qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which in the view of counsel to the Underwriters or counsel to the Company a Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement a Final Prospectus to comply with the Act or the Exchange Act or the 1933 Act Regulations or 1934 Act Regulations, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

            (c) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

            (d) The Company will furnish to the Underwriters and counsel to the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Firm Commitment Closing Date. The Company will make available to the Underwriters, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time will furnish to the Underwriters, as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Company shall have made any amendment or supplement thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; and for so long as this Agreement is in effect, or in any case if any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare and file promptly such amendment or amendments to the Registration Statement and the Final Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

            (e) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representative may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it is not now so qualified, (ii) take any action which would subject it to general or unlimited service of process of any jurisdiction where it is not now so subject,
(iii) become a dealer of securities or (iv) become subject to general taxation on its earnings in any jurisdiction where it is not now so subject.

            (f) Until [180] days after the Firm Commitment Closing Date, the Company will not, without the consent of the Representative, offer or sell, announce the offering of, or file with the Commission any registration statement with respect to any shares of Common Stock or any securities exercisable for or convertible into shares of Common Stock; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities covered by a registration statement on Form S-8.

            (g) The Company will prepare a Final Prospectus with respect to the Shares, in a form previously approved by the Underwriters and their counsel, and file such prospectus supplement pursuant to Rule 424(b) under the Act not later than 5:00 p.m., New York City time, on the second Business Day after the signing of this Agreement, and to provide copies of such Final Prospectus to each Underwriter via e-mail in ".pdf" format to one or more accounts designated by such Underwriter. The Company will furnish to each Underwriter, without Charge, during the period when the Final Prospectus is required to be delivered under the Act of the 1934 Act, such number of copies of the Final Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (h) The Company will furnish to the Underwriters for a period of one year from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as the Underwriters may reasonably request regarding the Company, in each case as soon as such reports, communications, documents or information becomes available.

            (i) The Company will furnish to the Underwriters five signed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto, including all exhibits thereto and all documents incorporated by reference therein.

            (j) The Company will apply the net proceeds from the sale of the Shares in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus.

            (k) The Company will pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Final Prospectus, and any amendment or supplement thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to the dealers (including costs of mailing and shipment),
(ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel to the Underwriters in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters, (v) the quotation of the Shares on the Nasdaq National Market and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the fees and disbursements of counsel to the Underwriters in connection therewith, (vii) all other fees and disbursements of counsel to the Company and (viii) the performance of the Company's other obligations hereunder, provided that the Underwriters shall be responsible for any transfer taxes on resale of Shares by them and, provided further, that the Company shall not be responsible for the fees and expenses of counsel to the Selling Stockholders (other than as specifically agreed to in writing by the Company) nor for the underwriting discounts and commissions of the Shares sold by the Selling Stockholders.

            (l) The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

            (m) The Company, during the period when the Final Prospectus is required to be delivered under the Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      5.    Bankruptcy Covenants.

            (a) Prior to the Firm Commitment Closing Date, the Approval Orders shall not have been stayed, modified, reversed or amended.

            (b) From and after the date hereof, none of the Selling Stockholders, the Company and any Underwriter shall, and the Selling Stockholders, the Company and any Underwriter shall ensure that none of their respective subsidiaries and affiliates shall, take any action or fail to take any action, which action or failure to act would reasonably be expected to (i) prevent or impede the consummation of the transactions contemplated by this Agreement in accordance with the terms of this Agreement, or (ii) with respect to the Approval Orders, result in (A) the reversal, avoidance, revocation, vacating or modification (in any manner which would reasonably be expected to materially and adversely affect any Underwriter's rights hereunder) or (B) the entry of a stay pending appeal of such Approval Orders.

            (c) Each of the Selling Stockholders shall promptly (within 24 hours) provide the Underwriters with drafts of all documents, motions, orders, filings or pleadings that such Selling Stockholder proposes to file with the applicable Bankruptcy Courts which relate to the consummation or approval of this Agreement and will provide the Underwriters with reasonable opportunity to review and approve such filings as reasonably practical. The Selling Stockholders shall also promptly (within 24 hours) provide the Underwriters with copies of all pleadings received by or served by or upon the Selling Stockholders in connection therewith which have not otherwise been served on the Representative.

      6. Reimbursement of Underwriters' Expenses. If the sale of the Shares to the Underwriters as contemplated by this Agreement is not consummated for any reason other than as a result of the Representative terminating its obligations hereunder in accordance with Section 8(b)(ii) hereof, the Company shall, in addition to paying the amounts described in Section 4(k) hereof, reimburse the Underwriters for all reasonable out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters. This notwithstanding, in the event that the offering is terminated by the Underwriters as a result of a default in the performance of their obligations by the Underwriters pursuant to Section 10 of this Agreement, the Company shall not be responsible for payment of the expenses of the Underwriters.

      7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Shares on each Closing Date pursuant to this Agreement shall be subject to: (i) the accuracy in all material respects of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the date hereof, as of the date of the Final Prospectus, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to such Closing Date and as of such Closing Date; (ii) the accuracy in all material respects of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof; (iii) the performance in all material respects by each of the Company and the Selling Stockholders of its obligations hereunder; and (iv) the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and be in effect, and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus and any amendment or supplement thereto shall have been filed with the Commission within the time period prescribed by the Commission.

            (b) The Company shall have furnished to the Underwriters the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Company, dated as of such Closing Date, substantially in the form attached hereto as Exhibit A.

            (c) The Underwriters shall have received the opinion, dated as of the Firm Commitment Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, counsel for the Selling Stockholders, with respect to the laws of the United States, dated as of such Closing Date, substantially in the form attached hereto as Exhibit B.

            (d) The Underwriters shall have received the certificate, dated as of the Firm Commitment Closing Date, of Jean-Marc Vanstaen, curator for the bankruptcy estate of L&H, under the laws of the Kingdom of Belgium, dated as of such Closing Date, substantially in the form attached hereto as Exhibit C.

            (e) The Underwriters shall have received from Sidley Austin Brown & Wood LLP, counsel to the Underwriters, such opinion or opinions, dated as of such Closing Date, with respect to the issuance and sale of the Firm Shares or the Additional Shares, as the case may be, the Registration Statement, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman and Chief Executive Officer or the President and the principal financial officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement were true and correct in all material respects on and as of the date hereof and are true and correct in all material respects on and as of such Closing Date with the same effect as if made on such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Firm Commitment Closing Date;

                  (ii) no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued and is currently in effect and no proceedings for that purpose have been instituted or, to the best of their knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included in the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

            (g) On the date hereof and on the Closing Date, PWC shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to the Underwriters), dated as of such date, in form and substance satisfactory to the Underwriters.

            (h) On the date hereof and on the Closing Date, KPMG Accountants, N.V. ("KPMG") shall have furnished to the Underwriters a letter or letters (which may refer to letters previously delivered to the Underwriters), dated as of such date, in form and substance satisfactory to the Underwriters.

            (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (g) and (h) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the earnings, business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Firm Shares or the Additional Shares, as the case may be, as contemplated by the Registration Statement, the Final Prospectus and this Agreement.

            (j) The Underwriters shall have received a certificate from each Selling Stockholder, signed by an authorized signatory of such Selling Stockholder, dated as of such Closing Date, to the effect that:

                  (i) the representations and warranties of such Selling Stockholder contained in Section 1(b) of this Agreement are true and correct in all respects with the same force and effect as though expressly made on and as of such Closing Date;

                  (ii) the information furnished in writing by such Selling Stockholder specifically for inclusion in the Registration Statement, as amended as of such Closing Date, or approved in writing by such Selling Stockholder for inclusion in the Registration Statement as so amended, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, and the information furnished in writing by such Selling Stockholder specifically for inclusion in the Final Prospectus, as amended or supplemented as of such Closing Date, or approved in writing by such Selling Stockholder for inclusion in the Final Prospectus as so amended and supplemented, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (iii) such Selling Stockholder has complied with all conditions and has performed all covenants and agreements on its part to be complied with, performed or satisfied at or prior to such Closing Date.

            (k) The Underwriters shall have received from each Selling Stockholder a duly completed Form W-9, signed by such Selling Stockholder or trustee of such Selling Stockholder, if applicable.

            (l) The Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

            (m) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (n) At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule C hereto.

            (o) The Approval Orders shall not have been stayed, modified, reversed or amended.

      If any of the conditions specified in this Section 7 to be fulfilled as of or prior to the applicable Closing Date have not been so fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement to be delivered to the Underwriters as of or prior to such Closing Date shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and their counsel, all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, such Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

      8.    Effective Date of Agreement; Termination.

            (a) This Agreement shall become effective (i) if Rule 430A under the Act is not used, when the Underwriters shall have received notification of the effectiveness of the Registration Statement or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

            (b) The Underwriters' obligations hereunder shall be subject to termination in the Underwriters' absolute discretion if: (i) since the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has been any material adverse or unfavorable change, financial or otherwise (other than as referred to in the Registration Statement and the Final Prospectus at the time of execution of this Agreement), in the operations, business, condition or prospects of the Company, which would, in the Underwriters' judgment, make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus, or (ii) since the execution of this Agreement (x) trading securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (y) a banking moratorium shall have been declared either by the United States or New York State authorities or (z) the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the Underwriters' judgment, to make it impracticable or inadvisable to proceed with the offering or the delivery of the Shares as contemplated by the Registration Statement and the Final Prospectus.

            (c) If the Underwriters elect to terminate this Agreement as provided in this Section 8, the Company shall be notified promptly by letter, telegram, email or telecopy.

      9.    Indemnification and Contribution.

            (a) Indemnification of the Underwriters. The Company and, solely in connection with statements with respect to each Selling Stockholder furnished in writing by such Selling Stockholder specifically for inclusion in the Registration Statement and the Final Prospectus or as approved in writing by such Selling Stockholder for inclusion in the Registration Statement and the Final Prospectus, each Selling Stockholder agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except
(x) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriters furnished to the Company in writing by the Representative expressly for use therein and (y) that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriters from whom the person asserting any loss, claim, damage or liability purchased Shares, or any person controlling the Underwriters, if copies of the Final Prospectus were timely delivered to the Underwriters pursuant to Section 4 and a copy of the Final Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of the Underwriters to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

            (b) Indemnification by the Underwriters. Each Underwriter agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the Final Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement, the Final Prospectus or any amendment or supplement thereto.

            (c) Indemnification Procedures. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 9, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriters and all persons, if any, who control the Underwriters within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnifying party shall not have responded in writing to such request, specifying those expenses that it has chosen not to reimburse and explaining the reason for such non-reimbursement, prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) Contribution Agreement. To the extent the indemnification provided for in this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e) Contribution Amounts. The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (f) Limitation of Selling Stockholder Liability. The liability of each Selling Stockholder under this Section 9 shall not exceed an amount equal to the net proceeds received by such Selling Stockholder from the sale of Firm Shares by such Selling Stockholder to the Underwriters hereunder.

            (g) Survival of Provisions. The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or the Company, its officers or directors or any person controlling the Company or any Selling Stockholder, its officers or directors or any person controlling such Selling Stockholder and (iii) acceptance of and payment for any of the Shares.

      10. Default of Underwriters. If one or more Underwriters default in their obligations to purchase Firm Shares or Additional Shares hereunder and the aggregate number of such Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Shares or Additional Shares to be purchased by all of the Underwriters at such time hereunder, the other Underwriters may make arrangements satisfactory to the Representative for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative), but if no such arrangements are made by the applicable Closing Date, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Shares or Additional Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Shares that is more than ten percent of the aggregate number of Firm Shares or Additional Shares, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representative are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representative) of the Shares with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company other than as provided in
Section 9(g) hereof. In the event of any default by one or more Underwriters as described in this Section 10, the Representative shall have the right to postpone the applicable Closing Date, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Shares or Additional Shares, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

      11.   Default by the Selling Stockholders.

            (a) If any Selling Stockholder shall fail at the Firm Commitment Closing Date to sell and deliver the number of Shares that such Selling Stockholder is obligated to sell hereunder, then the Company may sell and deliver such number of Shares to cure such default by such Selling Stockholder. If any Selling Stockholder shall fail at the Firm Commitment Closing Date to sell and deliver the number of Shares that such Selling Stockholder is obligated to sell and the Company does not cure such default, the Underwriters may, at the option of the Representative, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 8 and 10 shall remain in full force and effect or (b) elect to purchase the Shares which the Selling Stockholders have agreed to sell. No action taken pursuant to this Section 11 shall relieve the Selling Stockholders so defaulting from liability, if any, in respect of such default.

            (b) In the event of a default by the Selling Stockholders as referred to in this Section 11, the Representative shall have the right to postpone the Firm Commitment Closing Date for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

      12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered by courier or facsimile and confirmed to the Representative, at Pacific Telesis Tower, One Montgomery Street, San Francisco, California 94104; Attention Ted Johann or, if sent to the Company, will be mailed, delivered by courier or facsimile and confirmed to it at ScanSoft, Inc., 9 Centennial Drive, Peabody, Massachusetts 01960, Attention: [ ]; if sent to L&H, will be mailed, delivered by courier or facsimile and confirmed to it at [ ], Attention: [ ]; or, if sent to Holdings, will be mailed, delivered by courier or facsimile and confirmed to it at [ ], Attention: [ ].

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute a single instrument.

      15. Applicable Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflict of laws.

      16. Waiver of Immunities. To the extent that each Selling Stockholder or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to any Selling Stockholder, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to the obligations and liabilities of such Selling Stockholder, or any other matter under or arising out of or in connection with this Agreement, each Selling Stockholder hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

      17. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

      18. Waiver of Jury Trial. The Company, each of the Selling Stockholders and the Underwriters each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

      If the foregoing correctly sets forth the understanding between the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Selling Stockholders and the Underwriters.

                                        Very truly yours,

                                        SCANSOFT, INC.


                                        By:______________________________
                                           Name: Paul Ricci
                                           Title:   Chairman of the Board and
                                                    Chief Executive Officer

                                        LERNOUT & HAUSPIE SPEECH PRODUCTS N.V.,
                                           as Selling Stockholder

                                        By:______________________________
                                           Name:
                                           Title:

                                        L&H HOLDINGS USA, INC.,
                                           as Selling Stockholder

                                        By:______________________________
                                           Name:
                                           Title:



ACCEPTED as of the date first
above written


THOMAS WEISEL PARTNERS LLC,
         for themselves and as Representative for the Underwriters

By:______________________________
   Name:
   Title:

                                                                          SCHEDULE A
                                                                       -----------------
                                    UNDERWRITERS
                                   ---------------
                                      Number of                        Maximum Number of
                                     Firm Shares                       Additional Shares
Name of Underwriter                to be purchased                      to be purchased
-------------------                ---------------                     -----------------
Thomas Weisel Partners LLC
Adams, Harkness & Hill, Inc.
Investec Inc.
                                   ---------------                     -----------------
Total                                    7,034,406                             1,050,000


                                  Schedule A-1

                                                                          SCHEDULE B
                                  SHARES BEING SOLD
                                                                           Maximum
                                      Number of                           Number of
                                     Firm Shares                       Additional Shares
Name of Seller                        to be sold                          to be sold
--------------                       -----------                       -----------------
ScanSoft, Inc.                         1,000,000                               1,050,000
Lernout & Hauspie Speech
Products N.V.                          4,040,400
L&H Holdings USA, Inc.                 1,994,006
                                     -----------                       -----------------
Total                                  7,034,406                               1,050,000


                                  Schedule B-1

                                                                      SCHEDULE C

                 LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Entities

Xerox Corporation (solely with respect to 4,500,000 shares)
State of Wisconsin Investment Board (solely with respect to 3,500,000 shares) SF Capital Partners Ltd. (1,000,000 shares)
Merrill Lynch & Co. (65,100 shares)

Individuals
Paul A. Ricci
Michael K. Tivnan
Mark B. Myers
Katharine A. Martin
Robert G. Teresi
Robert J. Frankenberg
Wayne S. Crandall
Richard S. Palmer
Ben S. Wittner
Gerald C. Kent
Robert J. Weideman

                                  Schedule C-1

                                                                      SCHEDULE D

                              LIST OF SUBSIDIARIES

Caere Corporation (Delaware)
Caere Kft (Hungary)
Formatt, Ltd. (United Kingdom)
Formonix, Inc. (Colorado)
ScanSoft AB (Sweden)
ScanSoft BV (The Netherlands)
ScanSoft BVBA (Belgium)
ScanSoft Europe Ltd. (United Kingdom)
ScanSoft FSC (Guam)
ScanSoft GmbH (Germany)
ScanSoft Hungary Corp. (Hungary)
ScanSoft Japan KK (Japan)
ScanSoft SARL (France)
ScanSoft SpA (Italy)


                                  Schedule D-1

                                                                       EXHIBIT D

                 FORM OF LOCK-UP AGREEMENT RELATING TO AN ENTITY

                                October ___, 2002

ScanSoft, Inc.
9 Centennial Drive
Peabody, MA 01960

Re:  Proposed Public Offering by ScanSoft, Inc.

Dear Sirs:

      The undersigned, a stockholder of ScanSoft Inc. (the "Company"), understands that the Company proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Thomas Weisel Partners LLC, Adams, Harkness & Hill, Inc., and Investec, Inc. providing for the public offering of shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, during a period of 90 days following the date of the Underwriting Agreement, the undersigned will not directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock with respect to the offer and resale of which the undersigned has or hereafter acquires the right to require or participate in the filing of any registration statement under the Securities Act of 1933, as amended ( "Registrable Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Registrable Securities, whether any such swap or transaction is to be settled by delivery of Registrable Securities or other securities, in cash or otherwise.

      Notwithstanding the foregoing, the undersigned entity may transfer Registrable Securities to any wholly-owned subsidiary of such entity; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Registrable Securities subject to the provisions of this Agreement, and provided further that any such transfer shall not involve a disposition for value.


                                   Exhibit D-1

                                                  Very truly yours,

                                                  ---------------------------
                                                  [Name of stockholder]



                                                  By:___________________________

                                                  Title:________________________


                                   Exhibit D-2

               FORM OF LOCK-UP AGREEMENT RELATING TO AN INDIVIDUAL

                                October ___, 2002

Thomas Weisel Partners LLC
Adams, Harkness & Hill, Inc.
Investec Inc.

c/o Thomas Weisel Partners LLC
Pacific Telesis Tower
One Montgomery Street
San Francisco, California 94104

         Re:  Proposed Public Offering by ScanSoft, Inc.

Dear Sirs:

      The undersigned, an officer and/or director of ScanSoft Inc., a Delaware corporation (the "Company"), understands that Thomas Weisel Partners LLC, Adams, Harkness & Hill, Inc., and Investec Inc. (collectively, the "Underwriters") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with the Company providing for the public offering of shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during a period on the date hereof and ending on the date 180 days immediately following the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Thomas Weisel Partners LLC, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

      Notwithstanding the foregoing, the undersigned may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further, that any such transfer shall not

                                   Exhibit D-3
involve a disposition for value. For purposes of this agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

      Notwithstanding anything contained in this agreement, solely in the event that the undersigned ceases to be an employee or director of the Company for any reason, then: (i) this lock-up agreement shall be of no further force and effect on and after the ninetieth (90th) day following the date of the Underwriting Agreement, and (ii) prior to expiration or termination of this lock-up agreement, the undersigned shall be entitled to transfer in any manner (including any manner otherwise restricted by this lock-up agreement) a number of shares of Common Stock (or securities convertible into or exchangeable for Common Stock) equal to the greater of (a) 25% of the number of all shares of Common Stock beneficially owned (on an as converted and as exercised basis) by the signatory, and (b) 200,000 shares of Common Stock.

      This agreement shall terminate and be of no further force or effect if the Underwriting Agreement has not been signed on or prior to February 28, 2003.

                                             Very truly yours,



                                             Signature:_________________________

                                             Print Name:________________________




                                   Exhibit D-4